Exhibit 99.1

Supernus to Present at Two Investor Conferences

Rockville, MD, November 4, 2014 –Supernus Pharmaceuticals, Inc. (Nasdaq:SUPN) a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present a Company overview and host investor meetings at the following investor conferences:

Stifel Healthcare Conference

Presentation Date:  Tuesday, November 18

Time:  10:55 A.M.

Place:  New York Palace Hotel, New York City

Piper Jaffray Healthcare Conference

Presentation Date: Wednesday, December 3

Time:  2:30 P.M.

Place: New York Palace Hotel, New York City

Investors interested in arranging a meeting during this conference should contact the respective conference coordinators.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

INVESTOR CONTACT:

COCKRELL GROUP

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com